REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Federated American Leaders Fund, Inc.:


In planning and performing our audit of
the financial statements of Federated American Leaders
Fund, Inc. (the Fund) for the year ended
March 31, 2005 (on which we have issued our report dated May 18, 2005), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, and not to provide assurance on
 the Funds internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entits objective of
preparing financial statements for
external purposes that are
fairly presented in conformity with
accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
 internal control, misstatements due to
 error or fraud may
occur and not be detected.  Also,
 projections of any evaluation of
internal control to future
periods are subject to the risk that
 the internal control may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Funds internal
control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud
in amounts that
would be material in relation to the
 financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Funds internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of March 31, 2005.

This report is intended solely for the
 information and use of management, the Board of Directors and Shareholders of Federated American
Leaders Fund Inc. and the Securities and Exchange
Commission and is not intended to be and
 should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 18, 2005